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                                                                Exhibit 23.1

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the Registration Statements (Form S-8 No. 333-26743 and No. 333-61467) pertaining to the 401(k) Savings and Retirement Plan of Cenveo, Inc. of our report dated June 28, 2006, with respect to the financial statements and schedule of the Cenveo 401(k) Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

                                                     /s/ Ernst & Young LLP
                                                     ------------------------

Stamford, CT
June 28, 2006